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                                                                  EXHIBIT 99-N.2

                           Morgan, Lewis & Bockius LLP
                          1111 Pennsylvania Avenue, NW
                              Washington, DC 20004
                                Tel: 202-739-3000
                                Fax: 202-739-3001

April 26, 2007

The Penn Mutual Life Insurance Company
Penn Mutual Variable Life Account I
600 Dresher Road
Horsham, Pennsylvania 19044

Re: Registration File Nos. 33-87276; 811-05006

Ladies and Gentlemen:


          We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectuses contained in Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 (File No. 33-87276; 811-05006) for Penn Mutual Variable Life Account I filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


                                        Very truly yours,


                                        /s/ Morgan, Lewis & Bockius LLP